EXHIBIT 2.A

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AMP Incorporated filed in June of 1996 of our report dated July 7, 1995 relating to the financial statements of the Merit Plan of Benefits as of December 31, 1994 included with this Form 11-K.

    /s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
June 25, 1996